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                                                                   EXHIBIT 10.23
                                MICROHELIX, INC.

CASH ADVANCE AGREEMENT WITH PAULSON INVESTMENT COMPANY

BACKGROUND

The purpose of this document is to commit to writing the verbal agreement reached between Chet Paulson and Terry Rixford regarding a short term $200,000 advance to microHelix, Inc. hereafter referred to as the "Company". The proceeds from this advance will be used entirely to help the Company make a principal payment of $400,000 due on March 31, 2003 to Dick Sass. The Company had planned to fund the entire principal from normal operations but the temporary interruption of business operations with Jomed, Inc., the Company's leading customer, has caused a shortfall in the 1st quarter cash receipts. The Company has worked out a payment plan with Jorned, Inc. that is attached as an exhibit to this document. Regardless of the Jomed, Inc. cash receipts the Company has committed to pay Paulson Investment Company, hereafter referred to as "Paulson", on a regular basis that will be described in the terms of the agreement.

TERMS

1.    The total advance required is $200,000.

2. The amount will be wired transferred to the Company's West Coast Bank account [* CTR]

3.    The requested transfer date is Monday, March 31st .

4. The advance will be paid down in a series of 10 consecutive weekly payments of $20,000 each with the first payment to be made on Friday, May 9th . These payments will be wired transferred to Paulson Investment Company [*CTR]

5. The last payment will be made on Friday, July 11th . The last payment will be in the amount of $23,000 to allow for a $3000 interest payment for the use of the funds.

GENERAL

In our cash forecasting during the period May 1st through mid July we are not planning to use any of the Jorned, Inc. receipts for operations but rather as a source of funds to pay down the advance during this period of time. If you like, we can send you a separate statement that will report the actual cash receipts from Jorned, Inc. During the planned payoff period Jomed, Inc. is sending their checks by Fedex every Friday for arrival at our office on Monday morning. Please let me know if you would like to receive this report on a weekly basis until the advance is

* CTR - CONFIDENTIAL TREATMENT REQUESTED
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paid down. If for any reason Jomed, Inc. pays the amount due sooner than anticipated we will, likewise, pay your advance down on an accelerated basis as well.

I want to take this opportunity to thank Paulson Investment Company for their continued support of microHelix. We are deeply appreciative of your trust in the Board and the management of the company.

AGREED:

          /s/    Terrence A. Rixford                           3/28/03
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       Terrence A. Rixford                                       Date
Senior Vice-President Finance &
                 Treasurer


          /s/    Chester L.F. Paulson                          3/28/03
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       Chester L.F. Paulson                                      Date
                 Chairman
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                                MICROHELIX, INC.

                    AMENDMENT TO PAULSON INVESTMENT AGREEMENT

BACKGROUND

The purpose of this document is to amend the original cash advance agreement dated March 28, 2003. 1 have enclosed a copy for your convenience. The only change to the original agreement is the loan repayment schedule that is outlined below.

REVISED REPAYMENT SCHEDULE

There are six payments remaining of $20,000 each and a last payment due of $23,000. These payments will be made by wire transfer as described in the original loan agreement. The first wire transfer should be made on Monday, July 7th and the final $23,000 wire transfer should be made on Monday, August 18th.

I want to take this opportunity to thank Paulson Investment Company for agreeing to extend the repayment schedule.

AGREED:

                  /s/    Terrence A. Rixford                      6/13/03
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        Terrence A. Rixford                                        Date
 Senior Vice-President Finance &
                  Treasurer


                  /s/    Chester L.F. Paulson                     6/17/03
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        Chester L.F. Paulson                                       Date